Exhibit 23.1

                              [KMPG LLP Letterhead]

The Stockholders and Board of Directors
United Road Services, Inc.:

We consent to the use of our reports, included in the Prospectus dated January 8, 1999, included in Post-Effective Amendment No. 2 to the United Road Services, Inc.'s Registration Statement on Form S-1, the Amended Current Report on Form 8-K/A of United Road Services, Inc, dated August 21, 1998, and the Amended Current Report on Form 8-K/A of United Road Services, Inc., dated December 9, 1998, incorporated herein by reference.


/s/ KPMG LLP


Albany, New York
February 11, 1999